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                                                                     Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Pep Boys - Manny, Moe and Jack and subsidiaries on Form S-8 of our report dated March 18, 1999, appearing in the Annual Report on Form 10-K of The Pep Boys - Manny, Moe and Jack and Subsidiaries for the year ended January 30, 1999.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
June 18, 1999